AMENDMENT NO. 1 TO THE BY-LAWS
                              OF THE WET SEAL, INC.

                           Dated as of August 22, 2007


     Reference is hereby made to the By-Laws (the "BYLAWS") of The Wet Seal, Inc., a Delaware corporation (the "CORPORATION"). Pursuant to Article XI of the Bylaws, the Bylaws are hereby amended as follows:

     1. Section 1 of Article VII of the Bylaws is hereby deleted and replaced in its entirety with the following text:

               "SECTION 1. STOCK CERTIFICATES FOR SHARES AND UNCERTIFICATED SHARES. The Board shall have the right to issue shares of capital stock of the Corporation in certificated and uncertificated form. To the extent the capital stock is represented by stock certificates, such stock certificates shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors and shall be signed by or in the name of the Corporation by the Chairman or Vice-Chairman or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, provided that the signatures of any such officers thereon may be facsimiles. The seal of the Corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. A stock certificate may also be signed by the transfer agent and a registrar as the Board of Directors may determine, and in such case the signature of the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. A stockholder that holds a certificate representing capital stock of the Corporation may request that the Corporation cancel such stock certificate(s) and issue such capital stock in an uncertificated form provided that the Corporation shall not be obligated to issue any uncertificated capital stock to such stockholder until each certificate representing such capital stock is surrendered to the Corporation."

     2. Section 3 of Article VII of the Bylaws is hereby deleted and replaced in its entirety with the following text:

               "SECTION 3. REGISTRATION OF TRANSFERS. Registration of transfer of shares of stock of the Corporation shall be effected only on the books of the Corporation (i) upon authorization by the registered holder of stock certificate(s) representing such shares of stock, or by his attorney


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               authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Corporation or any transfer agent of the Corporation of the certificate(s) being transferred, which certificate(s) shall be properly endorsed or accompanied by a duly executed stock transfer power and the payment of taxes thereon, or (ii) in the case of uncertificated shares of stock, upon receipt of proper and duly executed transfer instructions from the registered owner of such uncertificated shares, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk and the payment of all taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer."

     3. Section 5 of Article VII of the Bylaws is hereby deleted and replaced in its entirety with the following text:

               "SECTION 5. REGULATIONS GOVERNING ISSUANCE AND TRANSFER OF SHARES. The Board of Directors shall have the power and authority to make all such rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation and uncertificated shares of stock of the Corporation. It may appoint or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them."

     4. Section 7 of Article VII of the Bylaws is hereby deleted and replaced in its entirety with the following text:

               "SECTION 7. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate, and the Board of Directors may authorize the issuance of a new certificate of stock or uncertificated shares in lieu thereof upon satisfactory proof of such loss, theft or destruction upon the giving of an open penalty bond with surety satisfactory to the Treasurer and the Corporation's counsel, to protect the Corporation or any person inured on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate or uncertificated shares (as the case may be) from any liability or expense which it or they may incur by reason of the original certificates remaining outstanding and upon payment of the Corporation's reasonable costs incident thereto."

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     Except to the extent specifically modified herein, the provisions of the
Bylaws shall remain unmodified.

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         The undersigned certifies that this Amendment has been adopted by the
Board of Directors of the Corporation on the date first set forth above.



                                By:  /s/ John J. Luttrell
                                     --------------------------------
                                     Name:  John J. Luttrell
                                     Title: Executive Vice President
                                            and Chief Financial Officer



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